UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 17, 2025
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13620 RANCH ROAD 620 N, SUITE A250
AUSTIN, TX 78717
(Address of principal executive offices)    (Zip Code)

(737) 248-2340
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2025, Aaron Tolson notified the Board of Directors (the “Board”) of eHealth, Inc. (the “Company”) he is resigning from the Board, as well as from the Board’s compensation committee (the “Compensation Committee”), nominating and corporate governance committee (the “Nominating Committee”) and government and regulatory affairs committee (the “Government and Regulatory Affairs Committee”), effective immediately. Mr. Tolson was initially appointed to the Board as a designee of Echelon Health SPV, LP (“H.I.G.”) pursuant to the terms of the Investment Agreement (the “Investment Agreement”), dated February 17, 2021, by and between the Company and H.I.G. The resignation of Mr. Tolson was not the result of any disagreement between Mr. Tolson and the Company.

On September 17, 2025, the Board appointed Todd Arden as a member of the Board, effective immediately. Mr. Arden was appointed to the Board as a designee of H.I.G. pursuant to the Investment Agreement and to fill the vacancy created by Mr. Tolson’s resignation. Mr. Arden will serve as a Class I director, with a term expiring at the Company’s 2028 annual meeting of stockholders. Mr. Arden was also appointed to the Board’s Compensation Committee, Nominating Committee and Government and Regulatory Affairs Committee.

On September 18, 2025, the Board increased the number of directors of the Company from nine to ten and appointed Derrick Duke to serve as a Class I director of the Board, effective immediately, with a term expiring at the Company’s 2028 annual meeting of stockholders. No arrangement or understanding exists between Derrick Duke and any other person pursuant to which he was appointed as a director.

With respect to both Todd Arden and Derrick Duke (the “Appointees”), there are no family relationships between either of the Appointees and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Furthermore, there are no transactions between either of the Appointees or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K.

On September 17, 2025, in connection with his appointment to the Board as a non-employee director and in accordance with the Company’s outside director compensation policy, Mr. Arden received a grant of time-based restricted stock units with a value of $150,000, based on the 20-day volume-weighted average trading price of shares of the Company’s common stock prior to the date of grant. The restricted stock units vest annually in three equal installments over three years from the date of grant, subject to Mr. Arden’s continued service with the Company. Mr. Arden will also receive pro rata portions of the current $100,000, $7,500, $5,000 and $5,000 annual cash retainer amounts that the Company pays to non-employee directors for service as a director and as a member of the Board’s Compensation Committee, Nominating Committee and Government and Regulatory Affairs Committee, respectively. In addition, for as long as Mr. Arden serves as a director, H.I.G. has agreed to pay him (i) $35,000 per month less the cash amount to be paid by the Company with respect to such month and (ii) a per diem amount of $5,000 under certain specified circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	September 19, 2025	/s/ Gavin G. Galimi
Gavin G. Galimi SVP, General Counsel and Corporate Secretary